Exhibit 10.1

[CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED]. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

MASTER AGREEMENT

MASTER AGREEMENT (“Agreement”) dated as of June 23, 2011 (“Effective Date”) between Fiserv Solutions, Inc., a Wisconsin corporation with offices located at 600 Colonial Center Parkway, Lake Mary, FL 32746 (“Fiserv”), and Fulton Financial Corporation a Pennsylvania corporation with offices located at One Penn Square, Lancaster, PA 17602 (“Client”).

Fiserv and Client hereby agree as follows:

1. Deliverables.

(a) General. Fiserv, itself and through its Affiliates (as defined herein), agrees to provide to Client and, Client agrees to obtain from Fiserv, the services (“Services”) and products (“Products” and, collectively with the Services, “Deliverables”) described in the Exhibits attached to this Agreement (“Exhibits”), subject to the terms, restrictions and obligations set forth in this Agreement and in the applicable Exhibit. References to an “Exhibit” shall include any Schedules (“Schedules”) attached to that Exhibit. The parties may add Deliverables to this Agreement by signing an appropriate new Exhibit or Schedule to this Agreement, as applicable. Each Exhibit will be deemed to incorporate all of the terms of this Agreement. Exhibits and Schedules attached as of the Effective Date are listed below. For purposes of this Agreement, “Affiliate” means an entity that controls, is controlled by, or is under common control with a party, where “control” means the possession, direct or indirect, of the power to cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.

(i)	ASP (Application Service Provider) Services Exhibit

(A)	Signature Account Processing Services Schedule

(B)	[CONFIDENTIAL TREATMENT REQUESTED] Services Schedule

(C)	[CONFIDENTIAL TREATMENT REQUESTED] Services Schedule

(D)	Checkfree RXP Bill Delivery and Payment Services Schedule

(E)	[CONFIDENTIAL TREATMENT REQUESTED] Service Schedule

(F)	Credit Processing Services Schedule

(G)	EFT Solution Services Schedule

(H)	Lending Solutions Software Schedule

(I)	Network and Telecommunications Services Schedule

(J)	PEP+ ACH Services Schedule

(K)	SMS/ARP Services Schedule

(L)	Xroads for Signature Services Schedule

(ii)	Software Products Exhibit

(A)	Signature Software Schedule

(B)	EnAct Software Schedule

(C)	Enterprise Content Management Software Schedule

(D)	InformEnt Software Schedule

(E)	IntelligEnt Software Schedule

Master Agreement	Page 1 of 18

[CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED]. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(F)	Loan Origination Software Schedule

(G)	[CONFIDENTIAL TREATMENT REQUESTED] Solutions Software Schedule

(iii)	Professional and Development Services Exhibit

(A)	Signature Services Schedule

(B)	EnAct Services Schedule

(C)	Enterprise Content Management Services Schedule

(D)	InformEnt Services Schedule

(E)	[CONFIDENTIAL TREATMENT REQUESTED] Services Schedule

(iv)	Equipment Exhibit

(A)	Enterprise Content Management Equipment

(b) Professional Services. Services: (i) to convert Client’s existing applicable data and/or information to the Deliverables, and/or (ii) to implement the Deliverables (collectively, “Implementation Services”) will be provided by Fiserv to the extent applicable to the Deliverables, for the Fees (as defined below), as set forth in the Schedules to the ASP Exhibit, Software Products Exhibit, or Professional and Development Services Exhibit to this Agreement. Client agrees to provide all reasonably necessary cooperation, information and assistance in connection with any professional services provided under this Agreement, including Implementation Services to facilitate conversion and/or implementation.

(c) Training Services. To the extent applicable to the Deliverables, Fiserv shall provide training, training aids, user manuals, and other documentation for Client’s use as Fiserv finds necessary to enable Client personnel to become familiar with Deliverables, for the Fees, if any, set forth in the Schedules to the ASP Exhibit, Software Products Exhibit, or Professional and Development Services Exhibit to this Agreement. If requested by Client, classroom training in the use and operation of Deliverables will be provided at a training facility mutually agreed upon by Fiserv and Client.

(d) Access to Client Location or Environments. To the extent applicable to the Deliverables, Client is responsible for providing Fiserv remote access to Client’s environments for the provision of Deliverables. While assigned to provide Deliverables at a Client location either via remote access or otherwise visiting Client’s facilities, Fiserv employees will: (i) comply with Client’s reasonable safety and security procedures and other reasonable Client rules applicable to Client personnel at those facilities (ii) comply with all reasonable requests of Client personnel, as applicable, pertaining to personal and professional conduct provided and to the extent such procedures and rules are (i) provided to Fiserv in writing and reasonably in advance of Fiserv personnel’s arrival at or required access to Client’s facility or environments, (ii) all such requirements are reasonable in nature and do not conflict with Fiserv’s policies and practices, and (iii) Client shall reimburse any costs incurred by Fiserv in complying with such Client requirements.

(e) Affiliate Use. When an Affiliate of Client is authorized to use a Deliverable, respectively, or is otherwise a party to an Exhibit or any Schedules to that Exhibit, then for the purposes of those Deliverables and that Exhibit or Schedule, references to “Client” in this Agreement will be deemed to include the applicable Client Affiliate, and Client shall ensure such Client Affiliate agrees to be bound by and comply with the terms of this Agreement.

(f) Authorized Users. References to the “use” of any Deliverable by Client or an authorized Client Affiliate shall also include use by those customers, employees or agents of Client or the Client Affiliate to whom Client is authorized to provide access to the given Deliverable (“Authorized Users”); provided that: (i) Client agrees to execute an agreement with its Authorized Users or otherwise subject such Authorized User to a written obligation or such Authorized User is subject to a professional obligation of confidentiality sufficient to require compliance with the terms of the Agreement relevant to the given Deliverable and otherwise sufficient to enable Client to comply with its representations, warranties and obligations under the Agreement and any relevant Exhibit or Schedule; (ii) Client shall remain responsible for its Authorized Users’ compliance with such terms and obligations; and (iii) Client shall complete all security and profile procedures and set up for its Authorized Users (and prospective Authorized Users) required by Fiserv.

Master Agreement	Page 2 of 18

[CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED]. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(g) Notwithstanding the foregoing, Authorized Users may not sublicense, sell, rent, lease, give, transfer, assign, convey, or otherwise dispose of the access to or use of the Deliverables except as expressly provided otherwise in this Agreement. For clarity, this restriction shall not apply to a change in the authorized party identified on the account of Client’s customer.

(h) Regulatory Requirements. Client shall comply with all regulatory requirements as applicable to Client’s receipt of the Deliverables and as required by regulatory authorities having jurisdiction over Client.

(i) Client Insurance. Client shall (i) obtain and maintain at Client’s own expense appropriate casualty and business interruption insurance coverage for loss of records from fire, disaster, or other peril as would reasonably be expected to be insured under a property-related insurance policy; and (ii) obtain and maintain at its own expense any appropriate crime or fidelity bond insurance coverage for loss of or damage to money, securities, and other property sustained by Client, or for which Client holds for others, as would reasonably be expected to be insured under a related insurance policy. Client shall be responsible for: (a) appropriate property insurance covering all Equipment at full replacement value, whether Client-owned or Fiserv-owned, within Client’s premises; and (b) commercial general liability insurance with combined limits of $1,000,000.00 per occurrence per location with $2,000,000.00 general aggregate coverage for bodily injury and property damage.

(j) Fiserv Insurance. Fiserv carries the following types of insurance policies:

(i)	Commercial General Liability in an amount not less than $1 million per occurrence for claims arising out of bodily injury and property damage;

(ii)	Commercial Crime covering employee dishonesty in an amount not less than $5 million;

(iii)	All-risk property coverage including extra expense and business income coverage; and

(iv)	Workers Compensation as mandated or allowed by the laws of the state in which the Services are being performed, including $1 million coverage for employer’s liability.

(k) Parties to the Agreement. References to a “party” or the “parties” means Fiserv, Client and their respective Affiliates, if applicable. Any other person or entity is considered a “third party”.

2. Fees for Deliverables.

(a) General. Client agrees to pay Fiserv: (i) estimated fees for Deliverables (including subscription fees) for the following month as described in this Agreement, including as specified in the Exhibits or associated Schedules, (ii) out-of-pocket and other additional charges pursuant to Section 2(c), (iii) License Fees, (iv) Maintenance Fees, (vi) Professional Services Fees, (collectively “Fees”) and (vii) Taxes as defined in Section 2(d). Fees may be increased as set forth in the Exhibits or as described in Section 2(m) below. If no Professional Services Fees are set forth for any Professional and Development Services (“P&D Services”), such P&D Services shall be at Fiserv’s Current Rates. “Current Rates” collectively means Fiserv’s then current hourly or daily rates, as further described in Section 2(i) below, as applicable, plus any materials fees and any Additional Charges as set forth in Section 2(c).

(b) Fiserv shall timely reconcile Fees paid by Client for the Services for the month and the fees and charges actually due Fiserv based on the greater of the monthly minimum fees or Client’s actual use of the Services for such month. Fiserv shall either issue a credit to Client or provide Client with an invoice for any additional fees or other charges owed.

(c) Additional Charges. Client shall pay travel and living expenses and other out-of-pocket expenses reasonably incurred by Fiserv in connection with the Deliverables whether or not set forth in a Schedule. As applicable, such out-of-pocket expenses shall be incurred in accordance with Fiserv’s then-current corporate travel and expense policy, which shall be provided by Fiserv to Client upon request. If an out-of-pocket expense is listed in an Exhibit, such expense may be changed to reflect charges issued by the applicable third party vendor.

(d) Taxes. Client is responsible for the payment of all sales, use, excise, value added, withholdings and other taxes and duties however designated that are levied by any taxing authority relating to the Deliverables, excluding taxes based on Fiserv’s net income (“Taxes”). All Fees or any other charges under any Exhibit are exclusive of Taxes. Client shall reimburse Fiserv for those Taxes that Fiserv is required to remit on behalf of Client.

Master Agreement	Page 3 of 18

[CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED]. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(e) Payment Terms. All invoices shall be sent electronically on or before the 15th day of the current month to the kkeffer@fult.com or to such other address or person as designated by Client from time to time. Invoices are due and payable upon Client’s receipt of such invoice but in any event not later than the 30th day of the month. Client shall pay Fiserv through the Automated Clearing House (“ACH”) unless otherwise set forth in the Exhibits or otherwise mutually agreed between the parties. If any invoiced amounts remain unpaid 30 days after Client’s receipt of invoice and until such invoice amount is paid in full, Client shall pay a monthly late charge based on the unpaid amounts equal to the lesser of 1.5% or the highest amount allowed by law. Client shall neither make nor assert any right of deduction or set-off from amounts invoiced except by application of Fiserv issued credit against such invoice. Fiserv’s failure to send an invoice shall not relieve Client of its obligation to pay any amounts due and owing.

(f) License Fee Payment Timetable. For each module of Software licensed hereunder, Client shall pay License Fees as follows:

(i)	30% of License Fees upon Agreement execution or Schedule adoption;

(ii)	30% of License Fees upon loading the Software on Client’s hardware, but in any event, not later than 30 days following the date for delivery of the Software to Client by Fiserv as set forth in the Project Plan (as defined in the Professional and Development Services Exhibit) unless such delay is caused by Fiserv;

(iii)	40% of License Fees upon Go Live, but in any event, not later than December 31, 2012. “Go Live” shall mean the date of Client’s first use of the applicable Software or in a production environment or the date Fiserv makes the applicable Service available in a production environment (“Go Live”),

(g) Maintenance Fee Payment Timetable. Maintenance Fees shall be payable annually in advance beginning 90 days following delivery of the applicable Software as identified in the applicable Schedule to the Software Products Exhibit to this Agreement (“Warranty Period”) ; , but in any event not later than Go Live. For Clarity, for any Software that Client previously licensed from Fiserv, Client shall continue to pay the annual maintenance Fee under this Agreement which shall be prorated to December 31, 2011. Thereafter, Client shall pay the annual Maintenance Fee annually in advance under this Agreement. The initial annual Maintenance Fee shall be prorated to December 31, 2011, and thereafter, Client shall pay the annual Maintenance Fee annually in advance for each 12 month period January 1 to December 31.For the avoidance of doubt, Client shall not be obligated to pay the Maintenance Fees for the same Software under this Agreement and under the Master Agreement between Fiserv and Client dated January 1, 2005 (“2005 Agreement”).

(h) Professional Services Fees. Client shall pay Fiserv Fees for each Project as set forth in each Schedule to the Professional and Development Services Exhibit (“Professional Services Fees”). Any estimates of Professional Services Fees and completion dates are referenced solely for the purpose of allowing Client to plan its budgets and schedules based upon information available at the time the Schedule is executed. Daily or hourly rates quoted in a Schedule, if any, will be valid for 3 months from the effective date of such Schedule. Thereafter, they will be subject to change by Fiserv on 30 days’ prior written notice to Client.

(i) The following Fiserv Standard Professional Services Rates, as discounted, shall apply, subject to Annual Increase (as defined below in Section 2(m)), and represent “Current Rates” for the initial term:

Resource Type	Rate per Person	Discount	Discounted Rate per Person
Senior Expertise Required	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]
Program Management	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]
Project Management / eBanking	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]

Master Agreement	Page 4 of 18

[CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED]. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Banking Analyst / Programmer/ Network specialist	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]
Client Location (On-Site) Training	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]
Fiserv Location Training	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]

(j) Professional Services Fees. Fees for any installation, conversion, or training services to be provided by Fiserv for a Project shall be specified in each Schedule. Unless otherwise set forth in a Schedule or unless during the initial implementation period, Client shall pay Professional Services Fees 50% upon execution of such Schedule and 50% upon Project completion. The “Initial Implementation Period” shall be the period beginning on the day work for conversion from Source One Account Processing Services to the Signature Account Processing Services began and ending on the day Client’s last bank completes conversion from Source One Account Processing Services to Signature Account Processing Services. Initial Implementation Period fees shall be paid as set forth in the Summary of Initial Implementation and Conversion Fees Schedule to the Professional and Development Services Exhibit.

(k) Special Maintenance Fees (as defined in the Software Products Exhibit) shall be paid annually in advance commencing 30 days following delivery of the applicable Modification.

(l) For Modifications (as defined in the Software Products Exhibit), Fiserv reserves the right to charge Client at Current Rates for any necessary retrofitting services when releases of the Software or Fiserv System(s) to which a Development Services Project relates are made generally available.

(m) Adjustments. Fiserv may increase the Fees (for all recurring, on-going and other such future Fees) annually effective each January 1 beginning in the year 2014 upon notice to Client; [CONFIDENTIAL TREATMENT REQUESTED] (“Annual Increase”). Notwithstanding the foregoing, Fiserv reserves the right to increase the Fees upon notice to Client if: (i) Client exceeds currently licensed volume of Software or if Client exceeds or falls below current tier pricing for ASP Services (including number of accounts, named users, workstations, etc.) of a given Deliverable compared to any limits or restrictions applicable to such Deliverable or as otherwise provided to or estimated by Fiserv during the discovery process to the agreed upon fees for the agreed upon tiers; (ii) Client’s use of the Services originally contracted is reduced by Client’s termination of certain services; or (iii) Fiserv implements any significant enhancements, including functionality changes that improve to a significant degree the function or performance of the Service, to its systems, networks or any Deliverables to comply with changes in law, government regulation, or industry practices or pursuant to Client’s request. Fiserv reserves the right to increase the Fees charged for third party products or services upon notice to Client if Fiserv’s third party providers increase their fees or charges by the amount of such increase from the third party. For clarity, Maintenance Fees in the Software Products Exhibit may also be subject to increase following delivery of new Software releases, Enhancements, or any other changes or additions to the Software provided by Fiserv as a result of Client-requested Software Professional Services. Notwithstanding this Section 2(m), Fiserv may increase its fees ([CONFIDENTIAL TREATMENT REQUESTED] set forth in the applicable Schedule(s) of this Agreement as increased by the Annual Increase) if Fiserv implements major system enhancements to comply with changes in law, government regulation, or industry practices, provided such increase is applied generally to Fiserv’s clients receiving similar services.

(n) In the event that Fiserv discontinues a product or service or outsources a product or service to a third party, the following provisions shall apply:

(i)	If the product or service is included in the monthly minimum fee, [CONFIDENTIAL TREATMENT REQUESTED];

(ii)	If the product or service is not part of the monthly minimum fee and Client determines there is additional value, Fiserv and Client will mutually agree upon a cost increase within the range of [CONFIDENTIAL TREATMENT REQUESTED].

(iii)	If the product is a part of Software then Fiserv will provide a credit in the amount of the unamortized portion of the Software license fee paid by Client taken on a straight-line basis over a [CONFIDENTIAL TREATMENT REQUESTED] period for the Software being discontinued to be applied toward the license of the replacement Software.

Master Agreement	Page 5 of 18

[CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED]. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(o) Tiering. For purposes of any tiered fees set forth in a Schedule, the fees set forth shall apply only to the products or services in the respective tier, not to all products or services (e.g. if a service has pricing of $1.00 per transaction for 1-50 transactions and $2.00 per transaction for 51-100 transactions, the fee paid for 80 transactions would be $110.00, calculated as 50 x $1.00 + 30 x $2.00).

(p) Holdover. Upon any termination or expiration of the Agreement or an Exhibit, Services provided after the applicable termination date, expiration date, or final processing date specified by Client (“Holdover”) will be provided subject to Fiserv’s capacity and will be invoiced at then current fees under the applicable Schedule plus a holdover premium of [CONFIDENTIAL TREATMENT REQUESTED], unless such Holdover is due to Fiserv’s action or inaction.

(q) Deconversion Charges. Client agrees to pay Fiserv’s then current deconversion charges (see Appendix 1 to this Agreement) in connection with Client’s deconversion from the Fiserv System.

[CONFIDENTIAL TREATMENT REQUESTED]

3. Confidentiality and Ownership. The provisions of this Section 3 survive any termination or expiration of this Agreement.

(a) Definitions.

(i)	“Client Information” means the following types of information of Client and its Affiliates obtained or accessed by Fiserv from or on behalf of Client or its Affiliates in connection with this Agreement or any discussions between the parties regarding new services or products to be added to this Agreement: (A) trade secrets and proprietary information; (B) customer lists, business plans, information security plans, business continuity plans, and proprietary software programs; (C) “non-public personal information” as defined in Title V of the Gramm-Leach-Bliley Act or the regulations issued thereunder (“GLB”) about Client’s customers and/or employees or any personally identifiable information, defined as information that can be identified to a particular person without unreasonable effort, such as the names and social security numbers of Client’s individual customers and/or employees, and Client customer account related information(“Client PII”); and (D) any other information received from or on behalf of Client or its Affiliates that Fiserv could reasonably be expected to know is confidential.

(ii)	“Fiserv Information” means the following types of information of Fiserv and its Affiliates obtained or accessed by Client from or on behalf of Fiserv or its Affiliates in connection with this Agreement or any discussions between the parties regarding new services or products to be added to this Agreement: (A) trade secrets and proprietary information (including that of any Fiserv client, supplier, or licensor); (B) client lists, information security plans, business continuity plans, all information and documentation regarding the Deliverables, all software Products (including software modifications and documentation, databases, training aids, and all data, code, techniques, algorithms, methods, logic, architecture, and designs embodied or incorporated therein), and the terms and conditions of this Agreement; (C) any personally identifiable information, defined as information that can identified to a particular person without unreasonable effort, such as the names and social security numbers of Fiserv employees; and (D) any other information and data received from or on behalf of Fiserv or its Affiliates that Client could reasonably be expected to know is confidential.

(iii)	“Information” means Client Information and/or Fiserv Information, as applicable. No obligation of confidentiality applies to any Information that: (A) the receiving entity (“Recipient”) develops independently without reference to Information of the disclosing entity (“Discloser”), or rightfully receives or possesses without obligation of confidentiality from a third party; or (B) is or becomes publicly available without Recipient’s breach of this Agreement.

(b) Obligations. Recipient agrees to hold as confidential all Information it receives from the Discloser. All Information shall remain the property of Discloser or its suppliers and licensors. Recipient will use the same care and discretion to avoid disclosure of Information as it uses with its own similar information that it does not wish disclosed,

Master Agreement	Page 6 of 18

[CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED]. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

but in no event less than a reasonable standard of care and no less than is required by law. Recipient may only use Information for the lawful purposes contemplated by this Agreement, including in the case of Fiserv use of Client Information for fulfilling its obligations under this Agreement, performing, improving and enhancing the Deliverables, and developing data analytics models to produce analytics-based offerings. Client agrees that prior to providing Fiserv access to any Client PII, Client shall ensure that any necessary consent has been obtained that is required by law or regulation for Fiserv to access the information and to use it pursuant to the terms set forth in this Agreement. Fiserv specifically agrees not to use or disclose any Client PII in any manner prohibited by GLB as applicable to Fiserv. Notwithstanding the foregoing, (i) either party as Recipient may disclose Information to: (A) its officers, directors, and employees and employees of permitted subcontractors and Affiliates who have a need to know; (B) its attorneys and accountants as necessary in the ordinary course of its business; and (C) any other party with Discloser’s prior written consent. Before disclosure to any of the above parties, Recipient will have a written agreement with (or in the case of clause (B) a professional obligation of confidentiality from) such party sufficient to require that party to treat Information in accordance with the requirements of this Agreement, and Recipient will remain responsible for any breach of this Section 3 by any of the above parties; and (ii) Fiserv as Recipient may also disclose Client Information to third party vendors designated by Client. Recipient may disclose Information to the extent required by law or legal process, provided that: (A) Recipient gives Discloser prompt notice, if legally permissible, so that Discloser may seek a protective order; (B) Recipient reasonably cooperates with Discloser (at Discloser’s expense) in seeking such protective order; and (C) all Information shall remain subject to the terms of this Agreement in the event of such disclosure. Recipient will promptly provide Discloser with notice of any actual or threatened breach of the terms of this Section 3 or any other unauthorized disclosure of Discloser’s Information and any reasonably requested assistance. At Recipient’s option, Information will be returned to Discloser or destroyed (except as may be contained in back-up files created in the ordinary course of business that are recycled in the ordinary course of business over an approximate 30- to 90-day period or such longer period as required by applicable law or Client’s records management program) at the termination or expiration of this Agreement or the applicable Exhibit and, upon Discloser’s request, Recipient will certify to Discloser in writing that it has complied with the requirements of this sentence. Recipient acknowledges that any breach of this Section 3 may cause irreparable harm to Discloser for which monetary damages alone may be insufficient, and Recipient therefore acknowledges that Discloser shall have the right to seek injunctive or other equitable relief against such breach or threatened breach, in addition to all other remedies available to it at law or otherwise.

(c) Ownership. With the exception of Client Information, all information, reports, studies, object and source code (including without limitation the Products and all modifications, enhancements, additions, upgrades, or other works based thereon or related thereto created through P&D Services or otherwise), flow charts, diagrams, specifications, and other tangible or intangible material of any nature whatsoever produced by Fiserv or jointly with Client or by any of Fiserv’s or Client’s employees or agents, separately or together, through or as a result of or related to any of the Deliverables provided hereunder or development of any data analytics models hereunder, and all patents, copyrights, and other proprietary rights related to each of the foregoing, shall be the sole and exclusive property of Fiserv or its Affiliates. Client hereby irrevocably assigns and transfers to Fiserv all rights, title, and interest in any such works referenced in the foregoing sentence, including without limitation copyrights, patent rights, trade secrets, industrial property rights, and moral rights, and shall execute all documents reasonably requested by Fiserv to perfect such rights. Client shall be entitled to use such work product in accordance with the applicable terms and conditions of this Agreement.

(d) Restrictions. Without limiting any other obligation set forth in this Section 3, Client shall not use, transfer, distribute, interface, integrate, or dispose of any information or content contained in Deliverables in any manner that competes with the business of Fiserv. Except as expressly authorized in this Agreement or any Exhibit, Client shall not: (i) use or access the Deliverables to provide services to third parties; or (ii) disclose, reproduce, republish or offer any part of the Deliverables (or compilations based on any part of the Deliverables) for sale or distribution in any form, over or through any medium.

(e) Residuals. Nothing contained in the Agreement shall restrict either party from the use in its business of any ideas, concepts, know-how, or techniques contained in Information accessed by such party in connection with the Services that are related to its business activities and retained in the unaided memory of such party’s employees.

(f) Confidentiality of this Agreement. Fiserv and Client agree to keep confidential the prices, terms and conditions of this Agreement, except: (i) for valid business needs of either party where there is specific written permission from the other party; and (ii) as hereafter provided:

(i)

Disclosure Requirements. Fiserv acknowledges that Client is required to comply with applicable law, including, without limitation, the regulations of the Securities and Exchange Commission (the “SEC”).

Master Agreement	Page 7 of 18

[CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED]. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Fiserv agrees that, if Client determines, after consulting outside securities legal counsel, that it is required to disclose the entry into the Agreement, the Agreement or its terms to comply with applicable law or regulation, then disclosure of the entry into the Agreement, the Agreement or its terms to the extent necessary to comply with applicable law (“Required Disclosure”) shall not constitute a breach or default of this Agreement on the part of Client, provided Client complies with the provisions of this Section 3(f).

(ii)	Client Notice to Fiserv of Planned Disclosure. Client agrees to provide Fiserv with prior written notice (“Disclosure Notice”) of any planned Required Disclosure. Client shall identify in such Disclosure Notice: (1) the substance of such Required Disclosure; and (2) either the date on which Client intends to make such Required Disclosure or the event or occurrence which Client believes will trigger its obligation to make such Required Disclosure. In all cases, the Disclosure Notice shall be provided by Client as far in advance as is reasonably practicable to allow Client, if requested by Fiserv, to seek confidential treatment of the information that is proposed to be disclosed.

(iii)	Fiserv Requests for Confidential Treatment. If Fiserv desires Client to file a confidential treatment request (a “CTR”) with respect to any proposed Required Disclosure, Fiserv shall, within two business days of receiving the Disclosure Notice, confirm such fact to Client in writing. In addition, within five business days after receiving the Disclosure Notice, Fiserv will, with respect to each portion of such Required Disclosure for which confidential treatment is to be requested by Client, identify to Client:

(A)	the specific portions of the Required Disclosure as to which Fiserv desires confidential treatment (the “Fiserv Designated Material”);

(B)	a specific statement of the grounds upon which Fiserv asserts that the Fiserv Designated Material is subject to confidential treatment, which grounds shall be consistent with those permitted or recognized under Rule 406 of the Securities Act of 1933 and Rule 24b-2 of the Securities Exchange Act of 1934;

(C)	the duration for which confidential treatment shall be requested with respect to the Fiserv Designated Material; and

(D)	in the case of any filing of the Agreement, a copy of the Agreement with any Fiserv Designated Material omitted, noting in each case, by means of an asterisk or other mark, the location in the Agreement where any provision has been redacted or omitted.

(iv)	Client Submission of Request for Confidential Treatment. If requested by Fiserv in the manner set forth in this subsection, Client agrees to file a CTR with respect to the Fiserv Designated Material. Client agrees to provide Fiserv with a copy of the CTR at least five business days prior to the relevant filing, and to consider in good faith any comments which Fiserv shall have to such application prior to filing it with the SEC. In addition, Client agrees to employ its best efforts to provide Fiserv with a copy of the edgarized exhibit which it proposes to file at least one business day prior to filing the same with the SEC. Fiserv acknowledges that any regulatory decisions made regarding the CTR are beyond the reasonable control of Client.

(g) Survival. The provisions of this Section 3 shall survive any termination of expiration of this Agreement (or any part thereof).

Master Agreement	Page 8 of 18

[CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED]. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

4. Information Security.

(a) General. Fiserv has implemented and shall maintain an information security program that is designed to meet the following objectives: (i) protect the security and confidentiality of customer information (as defined in GLB); (ii) protect against any reasonably foreseeable threats or hazards to the security or integrity of such information; (iii) protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to any customer; and (iv) ensure the proper disposal of “consumer information” (information obtained from “consumer reports” as defined in the Fair Credit Reporting Act). Fiserv agrees to use security safeguards for all personal information pertaining to Massachusetts residents in accordance with Massachusetts Regulation 201 CMR 17.00. Fiserv shall also take appropriate actions to address incidents of unauthorized access to Client’s “sensitive customer information” (as defined in GLB), including notification to Client as soon as possible of any such incident. As required by PCI-SSC or the applicable regulatory agency having jurisdiction over Client, Fiserv may disclose information regarding any such incident involving cardholder data to PCI-SSC and such agency. Fiserv also reserves the right to charge Client a fee derived from Client’s share of direct Fiserv costs of maintaining regulatory compliance and/or meeting relevant third party standards (such as the PCI-SSC).

(b) Fiserv Plan. Within 30 days of Client’s written request, Fiserv shall provide to Client a summary of Fiserv’s written information security plan for the applicable Services received by Client, and thereafter upon Client’s request will provide updates on the status of such information security plan.

(c) Data Encryption. As applicable to the Deliverables received by Client, Client and Fiserv agree to comply with Fiserv’s then-current data encryption policies and controls regarding transmission to and from Fiserv of tapes, images, and records maintained and produced by Fiserv for Client in connection with the Deliverables (“Client Files”), or other data in connection with the Deliverables (collectively, “Data”). If Client requests or requires Fiserv to send, transmit, or otherwise deliver Data to Client or any third party in a non-compliant format or manner, or Client (or third party on Client’s behalf) sends, transmits or otherwise delivers Data to Fiserv in a non-compliant format or manner, then, notwithstanding any other provision of this Agreement: (i) Client understands and accepts all risk of transmitting Data in an unencrypted or otherwise noncompliant format; and (ii) Client releases, discharges, and shall indemnify and hold harmless Fiserv and its employees, officers, directors, agents, and Affiliates from any and all liability, damage, or other loss under this Agreement or otherwise suffered by or through Client or suffered by any of the indemnified entities arising out of the transmission, destruction, or loss of such Data, including without limitation any information security or privacy breach related to such Data except for willful misconduct or gross negligence by Fiserv.

5. Hiring and Employment.

(a) Background Checks. Neither party shall knowingly permit any of its employees to have access to the premises, records or data of the other party when such employee: (i) uses drugs illegally; or (ii) has been convicted of a crime in connection with a dishonest act or a breach of trust, as set forth in Section 19 of the Federal Deposit Insurance Act, 12 U.S.C. 1829(a). Consistent with Fiserv’s employment practices, newly hired Fiserv employees: (i) as from 1996, are required to pass a pre-employment criminal background check; and (ii) as from 1993, are required to pass a pre-employment drug screening, as permitted by law. Upon Client’s reasonable request and at its expense, Fiserv agrees to perform additional reasonable background checks on those of Fiserv’s employees who will have access to Client facilities or Client’s networks and computer systems located at Client facilities. The results of all such background checks shall be retained solely by Fiserv.

(b) Equal Employment. Each party agrees that it shall not discriminate against any employee or applicant for employment because of race, creed, color, age, sex, national origin, marital status, liability for service in the armed forces, disability due to veteran status, status as veteran of the Vietnam era, handicap or any other legally protected status, and each party shall comply with all applicable requirements of the Equal Opportunity Clause set forth in Executive Order 11246, as amended, and its implementing instructions, as well as the Rehabilitation Act of 1973 and the Vietnam Era Veterans’ Readjustment Assistance Act of 1974.

(c) Recruitment of Employees. Neither party shall, without the other party’s prior written consent, directly or indirectly, solicit for employment or hire any Restricted Employee while such person is employed by the other party and for the 6-month period starting on the earlier of: (i) termination of such Restricted Employee’s employment; or (ii) termination or expiration of the Agreement. “Restricted Employee” means any former or current employee of either party or its Affiliates of whom the other party became aware or came into contact during Fiserv’s performance of its obligations under this Agreement. This restriction shall not apply to persons replying to the internet or other such general advertisements not targeted at the employees of the other party.

Master Agreement	Page 9 of 18

[CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED]. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

6. Warranties.

(a) By Fiserv. Fiserv warrants that: (i) no contractual obligations exist that would prevent Fiserv from entering into this Agreement; (ii) it has the requisite authority to execute, deliver, and perform its obligations under this Agreement; and (iii) it will comply with all regulatory requirements applicable to Fiserv as a general supplier of software and technology services and its operations relating thereto used in the performance of its obligations under this Agreement; provided that, for the avoidance of doubt

(i)	Fiserv warrants that the Fiserv personnel performing the Services provided under the ASP Services Exhibit, the Maintenance Services provided under the Software Products Exhibit, and the Professional and Development Services provided under the Professional and Development Services Exhibit shall exercise due care. Client shall notify Fiserv in writing of any alleged warranty defect within 30 days of the date the defective Services were performed, and Fiserv shall correct such Services at no additional charge to Client.

(ii)	Fiserv warrants that, during the Warranty Period, the Software will perform in all material respects without the occurrence of a “Non-conformity” (as defined in the Software Products Exhibit”) when operated on the Computer System and in compliance with the Documentation, the Software Products Exhibit, and this Agreement. Fiserv will provide replacements or corrections to the Software that does not so perform where such failure is material in terms of Client’s ability to accurately process transactions in the normal course of business, provided Fiserv is notified in writing of such failure during the Warranty Period. This warranty shall not apply if the Non-conformity results from: (i) use of the Software in combination with any materials or software not provided or expressly approved by Fiserv; (ii) changes to the Software made by Client or any Third Party; or (iii) by use of the Software other than in accordance with the Documentation, the Software Products Exhibit or this Agreement, including without limitation Use in violation of Section [3] of the Software Products Exhibit. Client acknowledges that all Software is designed to operate on the applicable Computer System and that the warranties given by Fiserv are conditional upon the procurement and maintenance by Client of the Computer System in accordance with the then current specified configuration.

(iii)	If the Software has been delivered by Fiserv on physical media, Fiserv warrants the media to be free from material physical defects and the Software to include up-to-date security protections designed to prevent any virus or similar malicious code for a period of 90 days after delivery by Fiserv. Fiserv will replace the copy provided on defective media or deliver such Software via an alternate method selected by Fiserv, provided Fiserv is notified in writing of such defective media within such 90-day period.

(iv)	Fiserv warrants that Client will acquire good and clear title to all Equipment free and clear of all liens and encumbrances. Fiserv assigns to Client all warranties Supplier has granted or hereafter grants to Fiserv with respect to Equipment as set forth in the Equipment Schedules. Client agrees to all of the terms and conditions applicable to those warranties and acknowledges that: (a) neither Supplier nor Fiserv warrants that use of Equipment will be uninterrupted or error free; and (b) Supplier’s warranties, and the assignment of such warranties by Fiserv to Client, shall not impose any liability on Fiserv due to the Installation Services or any other services or assistance provided to Client by Fiserv with respect thereto.

(v)	NOTWITHSTANDING THE FOREGOING, UNLESS EXPRESSLY ASSUMED BY FISERV HEREIN OR IN THE EXHIBITS OR SCHEDULES HERETO, CLIENT ASSUMES ANY AND ALL RISK, INCLUDING WITHOUT LIMITATION ALL FINANCIAL RISK, ON ITS BEHALF AND ON BEHALF OF ITS CUSTOMERS FOR ANY ISSUES RELATING TO THE FUNDING OF A CUSTOMER’S ACCOUNT, INCLUDING WITHOUT LIMITATION INSUFFICIENT FUNDS IN ANY SUCH ACCOUNT BUT EXCLUDING ANY RISK ARISING FROM FISERV’S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

(vi)	NOTWITHSTANDING THE FOREGOING OR ANY OTHER PROVISIONS OF THE AGREEMENT, CLIENT ACKNOWLEDGES AND AGREES THAT ACCESS TO CERTAIN ASP SERVICES SHALL BE ACROSS PUBLIC AND PRIVATE LINES OUTSIDE OF FISERV’S CONTROL. SUCH ASP SERVICES MAY BE SUBJECT TO DELAYS OR UNAVAILABILITY DUE TO CONGESTION, OVERLOAD OR DOWNTIME ON PUBLIC CIRCUITS SUPPLIED BY THIRD PARTIES, AND FISERV MAKES NO REPRESENTATION OR WARRANTY ABOUT THE AVAILABILITY OF SUCH CIRCUITS. FISERV SHALL HAVE NO LIABILITY FOR ANY FAILURES, ACTS, OR OMISSIONS OF ANY SUCH THIRD PARTIES, INCLUDING WITHOUT LIMITATION ANY SUCH DELAYS OR UNAVAILABILITY OR ANY UNAUTHORIZED ACCESS TO, ALTERATION, THEFT OR DESTRUCTION OF CLIENT INFORMATION

Master Agreement	Page 10 of 18

[CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED]. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(vii)	NOTWITHSTANDING THE FOREGOING AND IN ADDITION TO ANY OTHER DISCLAIMERS SET FORTH IN THE AGREEMENT, FISERV DOES NOT AND CANNOT MAKE ANY GUARANTEE OR REPRESENTATION THAT ANY FRAUD DETECTION-RELATED ASP SERVICES WILL IDENTIFY ALL OR EVERY POTENTIALLY FRAUDULENT TRANSACTION OR WILL NOT FALSELY IDENTIFY A TRANSACTION AS BEING POTENTIALLY FRAUDULENT. FISERV DISCLAIMS ANY AND ALL LIABILITY TO CLIENT AND ITS CUSTOMERS OR ANY OTHER THIRD PARTIES IN CONNECTION WITH ANY SUCH INCIDENTS, AND CLIENT EXPRESSLY ACKNOWLEDGES AND ACCEPTS SUCH RISKS ON BEHALF OF ITSELF AND ITS CUSTOMERS. Fiserv will only be expected to make reasonable efforts based on industry standards to identify potential fraud.

(viii)	FISERV DOES NOT WARRANT THAT ALL NON-CONFORMITIES CAN BE CORRECTED. IN NO EVENT SHALL FISERV BE LIABLE FOR LOSS OF OR DAMAGE TO CLIENT’S DATA RESULTING FROM CLIENT’S USE OF THE SOFTWARE. Client acknowledges that it is responsible for the results obtained from use of the Software, including without limitation the completeness, accuracy and content of such results. Client acknowledges further that it is responsible for independent verification and testing of any such results prior to using them in its business. Notwithstanding any other provision of the Agreement, the corrective actions provided by Fiserv as set forth in this Section 6 shall be Fiserv’s entire liability and Client’s sole and exclusive remedy for Fiserv’s breach of any of the foregoing warranties.

(b) By Client. Client represents and warrants that: (i) no contractual obligations exist that would prevent Client from entering into this Agreement; (ii) it has the requisite authority to execute, deliver, and perform its obligations under this Agreement; and (iii) it and its Authorized Users will comply with the relevant terms of this Agreement as well as all laws, rules, regulatory requirements and industry standards applicable to the receipt and use of Deliverables, including without limitation providing any required notice, privacy policies and other such information to its Authorized Users using a given Deliverable.

(c) THE WARRANTIES STATED ABOVE AND IN THE EXHIBITS, IF ANY, ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY THE PARTIES. FISERV DOES NOT REPRESENT THAT THE DELIVERABLES MEET CLIENT’S REQUIREMENTS OR THAT THE OPERATION OF THE DELIVERABLES WILL BE UNINTERRUPTED OR ERROR-FREE. CLIENT ACKNOWLEDGES THAT IT HAS INDEPENDENTLY EVALUATED THE DELIVERABLES AND THEIR APPLICATION TO CLIENT’S NEEDS. FISERV DISCLAIMS, AND CLIENT HEREBY EXPRESSLY WAIVES, ALL OTHER REPRESENTATIONS, CONDITIONS, OR WARRANTIES, EXPRESS AND IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING OR USAGE OR TRADE. NOTWITHSTANDING THE FOREGOING, UNLESS EXPRESSLY SET FORTH HEREIN, FISERV MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, ON BEHALF OF ANY THIRD PARTY PROVIDER. FURTHERMORE, CLIENT MAY NOT MAKE ANY WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, ON BEHALF OF FISERV OR ANY OF ITS THIRD PARTY PROVIDERS TO ANY OF CLIENT’S AFFILIATE, AUTHORIZED USERS OR ANY OTHER THIRD PARTY WITHOUT FISERV’S PRIOR WRITTEN CONSENT.

(d) The terms of this Section 6 shall survive termination of the Agreement or any parts thereof

7. Limitation of Liability. IN NO EVENT SHALL FISERV BE LIABLE FOR LOSS OF GOODWILL, LOST PROFITS, LOST REVENUE OR OPPORTUNITY, OR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, OR TORT DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, REGARDLESS OF WHETHER SUCH CLAIM ARISES IN TORT, CONTRACT, OR OTHERWISE. EXCEPT FOR CLAIMS RELATED TO PROPRIETARY RIGHTS OR PAYMENT OBLIGATIONS, NEITHER PARTY MAY ASSERT ANY CLAIM AGAINST THE OTHER RELATED TO THIS AGREEMENT MORE THAN 2 YEARS AFTER SUCH CLAIM ACCRUED. FISERV’S AGGREGATE LIABILITY TO CLIENT AND ANY THIRD PARTY FOR ANY AND ALL CLAIMS OR OBLIGATIONS RELATING TO THIS AGREEMENT SHALL BE LIMITED TO THE TOTAL FEES PAID BY CLIENT TO FISERV UNDER THE SCHEDULE RESULTING IN SUCH LIABILITY IN THE [CONFIDENTIAL TREATMENT REQUESTED] PERIOD PRECEDING THE DATE THE CLAIM ACCRUED. [CONFIDENTIAL TREATMENT REQUESTED]

Notwithstanding the foregoing, Fiserv’s aggregate liability for a default relating to Third Party Software or Equipment shall be limited to the amount paid by Client to Fiserv for the applicable Third Party Software or Equipment.

Master Agreement	Page 11 of 18

[CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED]. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

8. Term and Termination.

(a) Term. This Agreement and the Exhibits hereto shall be effective on the Effective Date and the Schedules to the Exhibits shall become effective on the following dates. Once in effect, this Agreement, including its Exhibits and Schedules shall remain in effect until the later of [CONFIDENTIAL TREATMENT REQUESTED], unless otherwise terminated as provided herein. Unless written notice of non-renewal is provided by either party at least 365 days prior to expiration of the initial term or any renewal term, the Services shall automatically renew for additional term(s) [CONFIDENTIAL TREATMENT REQUESTED].

(i)	Signature Account Processing Services Schedule to the ASP Services Exhibit to this Agreement shall be effective upon conversion of Client’s last bank Affiliate identified in Section 11(q) of this Agreement from the Source One Account Processing Service to the Signature Account Processing Service (“Initial Conversion Completion”).

(ii)	All other Schedules to the Exhibits of this Agreement shall be effective upon the Effective Date.

(b) The term for Deliverables may be set forth in the applicable Exhibit or Schedule. An Exhibit or Schedule that does not state a term will be effective from its last date of execution until terminated in accordance with this Agreement or the Exhibit.

(c) Termination.

(i)	Either party may, upon written notice to the other, terminate: (A) any Schedule if the other party materially breaches its obligations under that Schedule or under this Agreement with respect to that Schedule; or (B) this Agreement if the other party materially breaches its obligations with respect to the non-breaching party’s Information or other intellectual property; and the breaching party fails to cure such material breach within 90 days as to a breach under clause (A) and 10 days as to a breach under clause (B) following its receipt of written notice stating, with particularity and in reasonable detail, the nature of the claimed breach.

(ii)	If any invoice remains unpaid by Client 30 days after due, Fiserv may, upon 15 days prior written notice to Client’s President and Client’s Chief Information Officer, terminate: (A) the Schedule and/or Client’s access to and use of Deliverables to which the payment failure relates; or (B) this Agreement if the unpaid amounts constitute a material portion of annual charges due under this Agreement unless the parties otherwise mutually agree to alternative payment arrangements. Any invoice submitted by Fiserv shall be deemed correct unless Client provides written notice to Fiserv within 15 days of the invoice date specifying the nature of any disagreement.

(iii)	If the continued provision of any Deliverable (or any portion thereof) becomes impossible, impractical or technologically infeasible due to a change in applicable federal, state or local laws or regulations or any judicial action or order, Fiserv reserves the right to cease providing the affected Deliverable within, or pertaining to persons residing within, the affected jurisdiction(s). Fiserv also reserves the right to cease providing any Deliverable(s) and terminate the relevant portions of the Agreement relating thereto (including but not limited to such associated fees) if Fiserv’s relationship with any third party provider necessary to provide such Deliverable(s) terminates.

(d) Consequence of Termination

(i)	Convenience; Early Termination. If Client terminates the Agreement or reduces (other than through normal attrition) or terminates Services (as provided under the Exhibits and the Schedule thereto) for any reason other than pursuant to Section 8(c)(i) of this Agreement, Client shall pay a termination fee based on the remaining unused term of the Services. Such fee shall be determined by multiplying the average of the monthly invoices for each Service received by Client during the [CONFIDENTIAL TREATMENT REQUESTED] (or if no monthly invoice has been received, the estimated monthly billing for each Service to be received hereunder) [CONFIDENTIAL TREATMENT REQUESTED] the remaining months of the term, plus any unamortized conversion fees or third party costs existing on Fiserv’s books on the date of termination which amount shall be disclosed to Client upon request.

(ii)	Defaults. If Client:

(A)	fails to cure its material breach or fails to pay amounts due, each as set forth in the Agreement;

Master Agreement	Page 12 of 18

[CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED]. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(B)	deconverts any data or information from the Fiserv System either without Fiserv’s prior written consent or in violation of the Agreement; or

(C)	commits an act of bankruptcy or becomes the subject of any proceeding under the Bankruptcy Code or becomes insolvent or if any substantial part of Client’s property becomes subject to any levy, seizure, assignment, application, or sale for or by any creditor or governmental agency, then Fiserv may, upon written notice, terminate the Agreement and be entitled to recover from Client as liquidated damages an amount equal to the present value [CONFIDENTIAL TREATMENT REQUESTED] for the remaining unused term of the Agreement or the applicable Exhibit. For purposes of the preceding sentence, present value shall be computed using the “prime” rate (as published in The Wall Street Journal) in effect at the date of termination and [CONFIDENTIAL TREATMENT REQUESTED].

(iii)	License. The termination of this Agreement or the Software Products Exhibit or any individual Schedule thereto shall automatically, and without further action by Fiserv, terminate and extinguish the license(s) granted under the applicable Schedule and Fiserv’s obligation to provide the Maintenance Services with respect to such Software. Unless Client destroys all copies of the Software and provides written certification to Fiserv of said destruction within 10 days of receipt of written notice from Fiserv following termination of the applicable Schedule, Fiserv shall have the right to take immediate possession of the Software and all copies thereof wherever located without further notice or demand. In addition, upon termination for any reason other than Fiserv’s uncured material default pursuant to Section 8(b)(i) of the Agreement, all remaining Maintenance Fees through the end of the then current term of Maintenance Services shall be accelerated, and Client shall pay all such accelerated fees to Fiserv pursuant to the payment terms set forth in the Agreement.

(e) Liquidated Damages. Client understands and agrees that Fiserv losses incurred as a result of early termination of the Agreement would be difficult or impossible to calculate as of the effective date of termination since they will vary based on, among other things, the number of clients using the Fiserv System on the date the Agreement terminates. Accordingly, the amounts set forth in Sections 8(d)(i) and (ii) above represent Client’s agreement to pay and Fiserv’s agreement to accept as liquidated damages (and not as a penalty) such amount for any such termination.

(f) Return of Client Files. Upon expiration or termination of the Agreement or any Schedule to this Exhibit, Fiserv shall furnish to Client such copies of Client Files as Client may request in a Fiserv standard format, and shall provide such information and assistance as is reasonable and customary to enable Client to deconvert from the Fiserv System; provided, however, that Client authorizes Fiserv to retain Client Files until: (i) Fiserv is paid in full for all amounts due for all Services provided through the date such Client Files are returned to Client; (ii) Fiserv is paid its then standard rates for the services necessary to return such Client Files; (iii) if the Agreement or applicable Schedule is being terminated, Fiserv is paid any applicable termination fee pursuant to Section 8(d)(i) or Section 8(d)(ii) above; and (iv) Client has returned or destroyed all Fiserv Information in accordance with the Confidentiality Provisions of the Agreement. Unless directed by Client in writing to the contrary, Fiserv shall be permitted to destroy Client Files any time after 30 days from the final use of Client Files for processing. Upon Client request following destruction of Client Files, Fiserv shall provide to Client a certification of such destruction within a reasonable time of such request.

(g) Miscellaneous. Client is responsible for the deinstallation and return shipping of any Fiserv-owned equipment located on Client’s premises

(h) Remedies. Remedies contained in this Section 8 are cumulative and are in addition to the other rights and remedies available to Fiserv under this Agreement, by law or otherwise.

9.	Dispute Resolution.

(a) Informal. Before initiating legal action against the other party relating to a dispute herein, the parties agree to work in good faith to resolve disputes and claims arising out of this Agreement. To this end, either party may request that each party designate an officer or other management employee with authority to bind such party to meet to resolve the dispute or claim. If the dispute is not resolved within 30 days of the commencement of informal efforts under this paragraph, either party may pursue formal legal action. This paragraph will not apply if expiration of the applicable time for bringing an action is imminent and will not prohibit a party from pursuing injunctive or other equitable relief to which it may be entitled.

Master Agreement	Page 13 of 18

[CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED]. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(b) Except with respect to disputes arising from a misappropriation or misuse of either party’s proprietary rights, any dispute or controversy arising out of this Agreement, or its interpretation, shall be submitted to and resolved exclusively by arbitration under the rules then prevailing of the American Arbitration Association, upon written notice of demand for arbitration by the party seeking arbitration, setting forth the specifics of the matter in controversy or the claim being made. The arbitration shall be heard before an arbitrator mutually agreeable to the parties; provided, that if the parties cannot agree on the choice of arbitrator within 10 days after the first party seeking arbitration has given written notice, then the arbitration shall be heard by 3 arbitrators, 1 chosen by each party, and the third chosen by those 2 arbitrators. The arbitrators will be selected from a panel of persons having experience with and knowledge of information technology and at least 1 of the arbitrators selected will be an attorney. Discovery shall not be permitted. A hearing on the merits of all claims for which arbitration is sought by either party shall be commenced not later than 60 days from the date demand for arbitration is made by the first party seeking arbitration. The arbitrator(s) must render a decision within 10 days after the conclusion of such hearing. Any award in such arbitration shall be final and binding upon the parties and the judgement thereon may be entered in any court of competent jurisdiction.

(c) Applicable Law. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1 – 16 and the Federal Rules of Evidence. The arbitrators shall apply the substantive law of the State of Pennsylvania, without reference to provisions relating to conflict of laws. The arbitrators shall not have the power to alter, modify, amend, add to, or subtract from any term or provision of this Agreement, nor to rule upon or grant any extension, renewal, or continuance of this Agreement. The arbitrators shall have the authority to grant any legal remedy available had the parties submitted the dispute to a judicial proceeding.

(d) Situs. If arbitration is required to resolve any disputes between the parties, the proceedings to resolve first such dispute shall be held in Lancaster, Pennsylvania, the proceedings to resolve the second such dispute shall be held in Milwaukee, Wisconsin, and the proceedings to resolve any subsequent disputes shall alternate between Milwaukee, Wisconsin and Lancaster, Pennsylvania.

(e) Affiliate Claims. All claims and disputes of either party’s Affiliate against the other party arising out of or related to the Agreement shall be made exclusively by, through and in the name of Fiserv or Client, as applicable.

10.	Audit.

(a) Fiserv Operations and Security. Fiserv is regulated by the Federal Financial Institutions Examination Council (FFIEC) and is subject to certain examinations by FFIEC regulators and agencies. Client acknowledges and agrees that during the term of this Agreement and for a period of 1 year thereafter, reports of such examination of Fiserv business units are available to Client directly from the relevant FFIEC agencies. Fiserv employs an internal auditor responsible for reviewing the integrity of its processing environments and internal controls. Except as set forth otherwise in the Agreement, no further audit rights regarding Fiserv’s operations or security controls are granted by this Agreement. In the event Fiserv is required to perform services associated with the above, Fiserv and Client shall mutually agree the scope and associated fees for such services.

(b) Billing Records. Upon Client’s reasonable request in writing no more frequently than once every 12 months, Fiserv shall provide Client with documentation supporting the amounts invoiced by Fiserv hereunder for the 12-month period preceding such Client request. If such documentation reveals the amounts paid to Fiserv exceed the amounts to which Fiserv is entitled and such amounts are independently verified, Fiserv shall promptly remit or otherwise credit to Client the amount of such overpayment. Conversely, if such documentation reveals the amounts paid to Fiserv are less than the amounts owed, Client shall promptly remit the amount of such underpayment. Invoices dated prior to the 12-month review period hereunder shall be deemed correct. Fiserv reserves the right to charge Client for any assistance required in connection with such an audit at Fiserv’s then-current rates, unless such audit reveals an overcharge of more than 10%, in which case such audit shall be at Fiserv’s expense.

(c) Operations Audits. Fiserv provides for periodic independent audits of its ASP Services operations. Fiserv shall provide Client with a copy of such independent audit report of the Fiserv service center(s) providing the Services within a reasonable time after its completion. Fiserv reserves the right to charge each client a fee for the annual SAS70 or SSAE-16 audit as estimated in the table below (“Annual Audit Fees”) [CONFIDENTIAL TREATMENT REQUESTED] for this as part of any regulatory and compliance charges passed on to Client under the Agreement. [CONFIDENTIAL TREATMENT REQUESTED] If material deficiencies affecting the Services are noted in such audit report, Fiserv will develop and implement an action plan to address and resolve any such deficiencies within a commercially reasonable time at Fiserv’s expense.

Master Agreement	Page 14 of 18

[CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED]. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Data Center	Estimated Annual Audit Report Fee
[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]
[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]
[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]
[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]
[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]
[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]
[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]
[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]
[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]
[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]
[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]
[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]

11.	General.

(a) Binding Agreement; Assignment. This Agreement is binding upon the parties, their participating Affiliates, and their respective successors and permitted assigns. Neither this Agreement nor any part thereof or interest therein may be sold, assigned, transferred, novated, pledged, or otherwise disposed of by Client, whether pursuant to change of control (which includes without limitation a direct or indirect change in the controlling interest in Client, its parent company or its ultimate parent company or a sale of all or substantially all of Client’s assets), by operation of law or otherwise, without Fiserv’s prior written consent, which shall not be unreasonably withheld or unduly delayed. If the organization to which such a transfer is proposed derives more than 5% of its gross revenues from providing service bureau, time share, computer software consulting services, computer software licensing, or computer hardware sales, Fiserv shall be under no obligation to consent to such transfer.

(b) Subcontract. Client agrees that Fiserv may assign all or part of this Agreement and may subcontract any obligations to be performed hereunder; provided that any such subcontractors shall be required to comply with all applicable terms and conditions of this Agreement, and Fiserv shall remain primarily liable for the performance of any such subcontractors. Client will facilitate timely cooperation with Fiserv’s subcontractors, if any, in order for Fiserv to provide the Deliverables.

(c) Entire Agreement; Amendments. As of the Effective Date, except as herein provided, this Agreement supersedes and replaces the Product Use Agreement between Client and Sendero Corporation dated July 18, 1985,

Master Agreement	Page 15 of 18

[CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED]. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

as amended, in its entirety, Product Use and Support Agreement between Client and Sendero Corporation dated December 28, 1995, as amended, in its entirety (“Sendero Agreements”) and the Summit Agreement (as defined in the Risk and Performance Software Schedule) in its entirety. Except as herein provided, this Agreement supersedes and replaces the 2005 Master in its entirety as of the date the last Exhibit under the 2005 Master is terminated or expires. While Client is receiving Fiserv Services (as defined in the 2005 Master) under the 2005 Master, such Fiserv Services are governed by the 2005 Master. While Client is receiving Deliverables under this Agreement, such Deliverables are governed by this Agreement. The 2005 Master will remain in effect with respect to:

[CONFIDENTIAL TREATMENT REQUESTED]

As each Exhibit under the 2005 Master is deleted, such deletion shall include all amendments or addenda to such Exhibit.

In any event, the 2005 Master and all of its Exhibits and Schedules, including all amendments or addenda thereto, shall expire on the later of December 31, 2012 or the day following the conversion of Client’s last bank to the Signature Account Processing Services unless otherwise earlier terminated in accordance with the provisions therein (“Master Expiration”) or unless otherwise mutually agreed in writing between the parties, subject, however, to any provision of the 2005 Master Agreement which provides any provision or obligation thereunder shall survive termination or expiration of the 2005 Master Agreement. For the avoidance of doubt, Fiserv shall not bill Client under this Agreement and the 2005 Master for the same Service. Following the Master Expiration, this Agreement, including its Exhibits and Schedules, which are expressly incorporated herein by reference, constitutes the complete and exclusive statement of the agreement between the parties as to the subject matter hereof and supersedes all previous agreements with respect thereto and the terms of all existing or future purchase orders and acknowledgments. Each party hereby acknowledges that it has not been induced to enter into this Agreement by virtue of, and is not relying on, any representation made by the other party not embodied herein, any term sheets or other correspondence preceding the execution of this Agreement, or any prior course of dealing between the parties, including without limitation any statements concerning product or service usage or the financial condition of the parties. The protections of this Agreement shall apply to actions of the parties performed in preparation for and anticipation of the execution of this Agreement. Changes to this Agreement must be in writing and signed by duly authorized representatives of the parties.

(d) Severability. If any provision of this Agreement is held to be unenforceable or invalid, the other provisions shall continue in full force and effect.

(e) Governing Law; Jury Trial Waiver. This Agreement will be governed by the substantive laws of the State of Pennsylvania, without reference to provisions relating to conflict of laws. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. Both parties agree to waive any right to have a jury participate in the resolution of any dispute or claim between the parties or any of their respective Affiliates arising under this Agreement.

(f) Force Majeure. With the exception of Client’s payment obligations, neither party shall be responsible for delays or failures in performance resulting from acts of God, acts of civil or military authority, fire, flood, strikes, war, epidemics, pandemics, shortage of power, telecommunications or Internet service interruptions or other acts or causes reasonably beyond the control of that party. The party experiencing the force majeure event agrees to give the other party notice promptly following the occurrence of a force majeure event, and to use diligent efforts to re-commence performance as promptly as commercially practicable.

(g) Notices. Any written notice required or permitted to be given hereunder shall be given by: (i) Registered or Certified Mail, Return Receipt Requested, postage prepaid; (ii) confirmed facsimile; or (iii) nationally recognized overnight courier service to the other party at the addresses listed on page 1 or to such other address or person as a party may designate in writing. Any notice to Fiserv shall also include a copy to the following address: Fiserv, 255 Fiserv Drive, Brookfield, Wisconsin, 53045, ATTN: General Counsel. All such notices shall be effective upon receipt. Any notice to Client shall also include a copy to the following address: 1695 State Street, East Petersburg, PA 17520, ATTN: Chief Information Officer. All such notices shall be effective upon receipt.

(h) No Waiver. The failure of either party to insist on strict performance of any of the provisions hereunder shall not be construed as the waiver of any subsequent default of a similar nature.

(i) Prevailing Party. The prevailing party in any arbitration, suit, or action brought by one party against the other party to enforce the terms of this Agreement or any rights or obligations hereunder, shall be entitled to receive its reasonable costs, expenses, and attorneys’ fees of bringing such arbitration, suit, or action.

Master Agreement	Page 16 of 18

[CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED]. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(j) Survival. All rights and obligations of the parties under this Agreement that, by their nature, do not terminate with the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement.

(k) Publicity. Client and Fiserv shall have the right to make general references about each other and the type of Deliverables being provided hereunder to third parties, such as auditors, regulators, financial analysts, and prospective customers and clients, provided that in so doing Client or Fiserv does not breach Section 3 of this Agreement. The parties shall mutually agree to issue a press release regarding this Agreement, including its renewal and the addition of Deliverables. In conjunction with this, the party initiating such release shall give the other party a reasonable opportunity to review and comment on the content thereof prior to its release.

(l) Fiserv Marks. Except as authorized herein, Client will not use the name, trademark, service mark, logo or other identifying marks of Fiserv or any of its Affiliates in any sales, marketing, or publicity activities, materials, or Internet site display without the prior written consent of Fiserv. Any such authorized or approved use shall at all times comply with Fiserv’s Trademark Usage Guidelines (or similar terms) set forth on Fiserv’s corporate Internet site and other requirements issued by Fiserv.

(m) Client Marks. For those Deliverables which require Fiserv to brand or otherwise identify Client, including without limitation any ASP Services which involve the creation of a Web site to be used in connection with Client’s Web site, Client will provide to Fiserv any of Client’s trademarks, trade names, service marks, service names, Third Party links, information, specifications, materials, designs, logos, copy or other such works, marks or content (“Client Content”) that Client desires Fiserv to use in providing such ASP Services and Client hereby grants to Fiserv, and its Affiliates and/or third party providers, as applicable, a non-exclusive, non-assignable right to use during the term of this Agreement the Client Content in connection with the Deliverables or for the purposes otherwise specified in the Agreement.

(n) Independent Contractors. Client and Fiserv (and their Affiliates and any subcontractors) expressly agree they are acting as independent contractors and under no circumstances shall any of the employees of one party be deemed the employees of the other party (or their Affiliates or any subcontractors) for any purpose. Except as expressly authorized herein or in the Exhibits, this Agreement shall not be construed as authority for either party to act for the other party in any agency or other capacity, or to make commitments of any kind for the account of or on behalf of the other. Unless expressly set forth in an Exhibit, nothing in this Agreement shall establish or imply on the part of Fiserv or any of its Affiliates, employees, subcontractors or third party providers or subcontractors any fiduciary relationship with or any fiduciary duty to Client or any person or entity affiliated with Client, including without limitation any employees, Authorized Users, customers, prospective customers, agents, contractors or subcontractors of Client or its Affiliates.

(o) No Legal Advice. Client expressly acknowledges and agrees that any information or materials, written or oral, provided by Fiserv to Client or Client’s Affiliates, Authorized Users, employees, Customers or other agents, including without limitation any sample agreement terms, do not constitute legal advice and that such information and materials are provided solely in connection to assisting Client in understanding Fiserv’s expectations in complying with the relevant terms of the Agreement.

(p) No Third Party Beneficiaries. Except as expressly set forth in any Exhibit hereto, no third party shall be deemed to be an intended or unintended third party beneficiary of this Agreement.

(q) Exclusivity. Client agrees that Fiserv shall be the sole and exclusive provider of the Services (as identified in the Schedules thereto) that are the subject matter of this Agreement. For purposes of this foregoing, the term “Client” shall also consist of [CONFIDENTIAL TREATMENT REQUESTED] and Client agrees not to enter into an agreement with any other entity to provide these Services (or similar services) and not to perform these Services (or similar services) for itself, during the term of this Agreement without Fiserv’s prior written consent. If Client acquires another entity, the exclusivity provided to Fiserv hereunder shall take effect with respect to such acquired entity as soon as practicable after termination of such acquired entity’s previously existing arrangement for these services. If Client is acquired by another entity, the exclusivity provided to Fiserv hereunder shall apply with respect to the level or volume of services provided immediately prior to the signing of the definitive acquisition agreement relating to such acquisition and shall continue with respect to the level or volume of such services until any termination or expiration of this Agreement. Notwithstanding anything to the contrary in this Section 11(q)), Client may permit an affiliate acquired after the date of this Agreement to maintain an agreement in effect at the time of such acquisition with any other entity providing services that are subject matter of this Agreement.

(r) Conflicts. Unless the given term expressly states that it applies notwithstanding the terms of the Agreement or Exhibit, as applicable: (i) if the terms of any Exhibit or Schedule directly conflict with the terms of this Agreement,

Master Agreement	Page 17 of 18

[CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [CONFIDENTIAL TREATMENT REQUESTED]. MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

this Agreement shall control; and (ii) if the terms of any Schedule directly conflict with the terms of the related Exhibit, the Exhibit shall control.

(s) Counterparts. This Agreement and any Exhibits hereto may be executed in counterparts, each of which shall be deemed an original and which shall together constitute one instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

For Client:		For Fiserv:

Fulton Financial Corporation		Fiserv Solutions, Inc.

By:	/s/ Angela M. Sargent	By:	/s/ Patrick Dempsey

Name:	Angela M. Sargent	Name:	Patrick Dempsey

Title:	EVP/CIO	Title:	Authorized Signatory

Master Agreement	Page 18 of 18